Exhibit 99.2
Q2 2009 Financial Results Conference Call July 30, 2009

2 Welcome Randy Battat, President & CEO Jeff Glidden, Vice President & CFO

3 Forward Looking Statements This presentation contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "pipeline", or "continue" or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in our Form 10K filed on February 24, 2009 with the Securities and Exchange Commission, or SEC, and our subsequent filings with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise. Reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures included in this presentation can be found in this presentation as posted on our website at www.airvana.com.

Q2 2009 Highlights Strong financial results Growth in wireless data services Ericsson expected to acquire Nortel CDMA business Femtocell progress 4

5 Q2 2009 Results Financial Performance Billings $37.9M, up 44% from Q2 2008 New FMC products represented 5%- 10% of Billings Operating profit on Billings of $8M (21%) Cash flow from operations of $16M Cash & investments increased to $211M $ in Millions

Source: Verizon press releases $ in Billions (USD) Percent of Service Revenue Driving Data Revenue Growth Verizon Wireless Data Revenue & % of Service Revenue Quarterly data revenues grew 33% over the prior year to $3.9 billion 6

EV-DO Products Update Q2 and 1H 2009 shipments were higher than last year Nortel update Ericsson wins auction to purchase Nortel's CDMA Business Anticipated to close in September/October 2009 Wireless operator feedback is very positive Q2 shipments primarily driven by: Coverage for new deployments and expansion of existing deployments Capacity expansion 2nd carriers deployed in leading operators Continued Radio Network Controller growth driven by use of "smart phones" 7

EV-DO Products: Outlook Timing of Nortel/Ericsson closing expected September/October 2009 may impact near term results Timing of shipments and Billings between Q3 and Q4 Software Release Version 8.0 Ready for operator deployment on schedule Actual 8.0 deployments, upgrade Billings, and GAAP revenue may be impacted by the timing of the Nortel/Ericsson closing Expect EV-DO 2H Billings to be higher than 1H 2009 Expect full year EV-DO 2009 Billings to be greater than 2008 8

Femtocell Access Points User Benefits Better coverage Faster performance New services Operator Benefits Lower costs Lower churn New revenues Airvana Strategy Ownership of core technology Best partnerships for core-network integration Alcatel Lucent, Hitachi, NSN Best partnerships for consumer device integration Motorola, Pirelli, Thomson 9

HubBub™ Femtocells: Q2 Update

- Sprint 3G Femtocell master purchase agreement completed
- Market progress: Vodafone launches Femtocell service in the UK
- VeriSign collaboration for Femtocell network authentication and security


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Femtocell Products: Outlook Femtocell products and services represented 5%-10% of Billings in Q2 Shipments of prototype equipment Engineering services to develop features requested by certain operators CDMA and UMTS femtocell products on track for general availability in 2H 2009 Signed contracts and solid pipeline for volume deployments in 2010 11

12 Q2 2009 Financial Results Jeff Glidden, Vice President & CFO

Q2 2009 Results Q2 2009 Results Billings $37.9M up 44% from Q2 2008 Operating profit on Billings of $8M (21%) Cash flow from operations of $16M Cash and investments increased to $211M 13 13

14 Q2 2009 Financial Results

15 % of Billings 2005 2006 2007 2008* Long-Term Model ** Gross Margin 71% 91% 94% 91% 65% - 75% Operating Expenses Research and Development 27% 39% 54% 51% 30% - 40% Sales and Marketing 3 5 8 10 9% - 11% General and Admin 3 4 5 6 5% - 6% In-process R & D 2 Total Operating Expenses 33 48 69 67 45% - 55% Op Income on Billings 39% 43% 25% 23% 20% - 25% Long-Term Financial Operating Model Notes: * FY 2008 results are adjusted to include $21.8 million of invoices to Nortel that were outstanding when Nortel filed for bankruptcy protection on January 14, 2009. ** Over 3 - 5 years reflecting anticipated mix of software and hardware products. Non-GAAP

16 Strong Balance Sheet & Cash Flow Cash & investments $198 $211 6/28/09 3/29/09 Debt 0 0 ($M except per share data) Total assets $250 $271 Fully diluted shares 62.7 62.5 Cash flow from operations $(24) $16 Cash & investments per share $3.17 $3.38 Announced Stock Repurchase Programs July 2008 Stock Repurchase Program, up to $20M February 2009 second Stock Repurchase Program, up to an additional $20M Repurchased 4.3M shares for $22.2M since July 2008, including 662,000 shares in Q2 2009 for $3.7M

17 Airvana Outlook 2H 2009 Ericsson's acquisition of Nortel's CDMA business expected to be completed in September/October 2009 Plan to deliver new software releases in 2H 2009 Billings of EV-DO and Femtocell products to be greater than 1H 2009 Expect Q3 2009 Billings to be lower and Q4 2009 Billings to be higher than the prior year periods Full Year 2009 Billings of EV-DO and Femtocell products to be greater than full year 2008

Summary Opportunities Growth of wireless data services driving capacity deployments Developing femtocell (CDMA & UMTS) market & services Strong & fundamental technology position Key marketing & technology partnerships Strong financial position 18